EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


1.       Bahiatech - Bahia Tecnologia Ltda.

2.       Microtech Holdings USA, Inc.

3.       Tech Shop Holdings USA, Inc.

4.       Recife Holdings USA, Inc.

5.       Microtec Sistemas Industria e Comercio S.A.

6.       Techshop Ltda.

7.       Rectech - Recife Tecnologia Ltda.




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